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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to all references to our firm included in this Registration Statement on Form S-4 and the Prospectus to which the Registration Statement is related, with respect to our estimates of oil, natural gas and natural gas liquids reserves of Midstates Petroleum Company, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement and the Prospectus to which the Registration Statement is related.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III, P.E.
	Name:	C.H. (Scott) Rees III, P.E.
	Title:	Chairman and Chief Executive Officer

Dallas, Texas

October 2, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS